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                                                                     EXHIBIT 1.1

                              TOTALFINAELF CAPITAL

                     PURCHASE AGREEMENT STANDARD PROVISIONS

                                 (2003 EDITION)

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         From time to time, TotalFinaElf Capital S.A., a societe anonyme organized under the laws of the Republic of France (the "Company"), may enter into one or more purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein (each a "Purchaser"). The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (each a "Purchase Agreement"). The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this "Agreement". Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as defined in the Purchase Agreement.

                                       I.

         The Company proposes to issue debt securities (the "Securities") from time to time pursuant to the provisions of an Indenture to be entered into among the Company, Total Fina Elf S.A. (the "Guarantor") and JPMorgan Chase Bank, as Trustee, on the Closing Date (as defined below). Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities (the obligations of the Guarantor in respect of any Offered Securities is referred to as the "Guarantee"). The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

         The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with the Commission, or transmitted to the Commission for filing (or will so file promptly after the sale), a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the U.S. Securities Act of 1933 (the "Securities Act"). The term "Registration Statement" means the registration statement as amended to the date of the Purchase Agreement (including information deemed to be a part thereof by reason of Rule 430A(b) under the Securities Act). The term "Base Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Base Prospectus. As used herein, the terms "Registration Statement", "Base Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                                      II.

         If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VII and IX of this Agreement will apply only to a Purchaser giving advice in accordance herewith (the "Reselling Purchaser").

                                      III.

         Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Purchaser of the Offered Securities registered in such names and in such denominations as the Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the "Closing Date".

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                                      IV.

         The obligations of the Purchaser hereunder are subject to the following conditions:

                  (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall have been no material adverse change in the condition of the Guarantor and its subsidiaries taken as a whole, except as set forth in the Registration Statement and the Prospectus; and the Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect and to the effect that the representations and warranties of the Guarantor and Company are true and correct as of the Closing Date. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened.

                  (b) The Purchaser shall have received on the Closing Date an opinion or opinions of the General Counsel or Associate General Counsel of the Guarantor or other counsel reasonably satisfactory to the Purchaser, as to certain matters of French, New York and United States federal law, dated the Closing Date, to the effect set forth in Exhibit A hereto.

                  (c) The Purchaser shall have received on the Closing Date an opinion in respect of the Company of the General Counsel or Associate General Counsel of the Guarantor or other French counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

                  (d) The Purchaser shall have received on the Closing Date an opinion of counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

                  (e) The Purchaser shall have received on each of the date of pricing of Offered Securities and the Closing Date a letter from the independent auditors for the Guarantor, dated the date of pricing of Offered Securities and the Closing Date, respectively, to the effect set forth in Exhibit C hereto.

                  (f) Since the date of the Purchase Agreement, no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (g) If specified in the Purchase Agreement, at the Closing Date, the Offered Securities shall have been approved for listing on the Luxembourg Stock Exchange or application shall have been made therefore.

                  (h) On or prior to the Closing Date, the Company shall have furnished to the Purchaser such further available information and certificates as the Purchaser may reasonably request.

                                       V.

         In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

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                  (a) To furnish the Reselling Purchaser, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Reselling Purchaser may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents or reports filed or made by the Guarantor with the Commission subsequent to the date of the Base Prospectus, pursuant to the U.S. Securities Exchange Act of 1934 (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Reselling Purchaser a copy of each such proposed amendment or supplement.

                  (c) If, during such period after the first date of reselling of the Offered Securities as in the opinion of counsel for the Reselling Purchaser the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Reselling Purchaser, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

                  (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

                  (e) To make generally available to the Company's and the Guarantor's security holders, as soon as reasonably practicable, a consolidated earning statement of the Guarantor and its subsidiaries covering a twelve month period beginning after the date of this Agreement and ending at the end of a fiscal quarter which shall satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

                  (f) During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under "Restriction on Additional Sales" in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

                                      VI.

         The Company and the Guarantor jointly and severally represent and warrant to the Purchaser, as of the date of the Purchase Agreement, that:

                  (a) (i) Each document or report, if any, filed or made or to be filed or made pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed or made

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         or will comply when so filed or made in all material respects with the
         Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents and reports incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act when so filed complied in all material respects with the Securities Act and the applicable rules and regulations thereunder,
         (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

                  (b) Each of the Company and the Guarantor is validly existing as a societe anonyme and in good standing under the laws of France and has all the requisite power and authority to execute, deliver and perform its obligations under the Offered Securities, the Purchase Agreement, the Indenture, and in the case of the Guarantor, the Guarantee.

                  (c) Each of the Guarantor and the Company has taken all necessary corporate action required by its statuts and by the laws of France to authorize the execution of the Purchase Agreement and the Indenture, and in the case of the Guarantor, the Guarantee. The Company has taken all necessary corporate action required by its statuts and by the laws of France to authorize the issuance and sale of the Offered Securities.

                  (d) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

                  (e) The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and constitutes a valid and legally binding obligation of the Company and the Guarantor, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (hereinafter called the "Trust Indenture Act").

                  (f) The Offered Securities to be issued by the Company and the Guarantee to be issued by the Guarantor have been duly authorized, and when issued, delivered and, in the case of the Offered Securities, authenticated, as provided in the Indenture, will be duly and validly issued and will constitute legal, valid and binding obligations enforceable against the Company and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) The Offered Securities to be issued by the Company will rank at least pari passu with all of the Company's other unsecured and unsubordinated indebtedness. The obligations of the Guarantor in respect of the Guarantee rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

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                  (h) No consent, approval, authorization or order of, or filing with, any regulatory authority in the United States of America or France is legally required for the execution of the Indenture, the issuance and sale of the Offered Securities to the Purchasers pursuant to the Purchase Agreement or the execution of the Guarantee by the Guarantor, other than the filings with, and the orders of, the Securities and Exchange Commission in connection with the registration of the Offered Securities and the Guarantee under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

                  (i) Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities or the Guarantee, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Company and the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets, or (ii) violate or result in a breach or a default under any of the terms of its statuts, any contract or instrument to which it is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which it is subject or by which it or its property is bound, which breach or default would have a material adverse effect on its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities, the Indenture or the Guarantee, or the validity of the Offered Securities.

                  (j) Except as disclosed in the Prospectus, there is no litigation or governmental proceeding pending, or to its actual knowledge threatened, against or affecting the Guarantor or any of its subsidiaries that would result in a material adverse change in its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities issued by the Company, the Indenture, or, in the case of the Guarantor, the Guarantee.

                  (k) Neither the Company nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) The statements set forth in the Prospectus under the heading "Taxation", to the extent that they purport to summarize certain provisions of the United States federal income tax law and regulations, or the French tax law and regulations, constitute a fair summary of such provisions in all material respects.

                  (m) Except as described in the Prospectus, there are no withholding taxes or stamp or other similar issuance or transfer taxes or duties imposed or payable in France or the United States or any political subdivision or taxing authority thereof or therein by or on behalf of the Purchasers in connection with (A) the issuance, sale and delivery of the Offered Securities to or for the account of the Reselling Purchasers in the manner contemplated in the Purchase Agreement or (B) the issuance, sale and delivery by the Purchasers of the Offered Securities to the purchasers thereof in connection with the distribution of the Offered Securities in the manner contemplated in the Purchase Agreement (provided such sale and delivery is not made or settled in any manner in France).

                  (n) Interest payments made by the Company in respect of the Offered Securities may be made without withholding or deduction for or on account of any taxes, duties, assessments or

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         charges of whatever nature imposed or levied by or on behalf of the
         French Republic or any political subdivision or authority thereof or therein.

                                      VII.

         The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein, provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities if a copy of the Prospectus had not been sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person and such Prospectus would have cured such deficiency in the preliminary prospectus.

         Each Reselling Purchaser severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser furnished in writing by such Reselling Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

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         If the indemnification provided for in this Article VII is unavailable to an indemnified party other than as a result of the proviso to the first paragraph of Article VII or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

         Each of the Guarantor and the Company agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity agreements contained in this Article VII may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Guarantor and the Company has designated and appointed [-] (or any successor corporation) as the authorized agent of each of the Guarantor and the Company to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at [-], attention of [-] (or such other address in the Borough of Manhattan, The City of New York, as the Guarantor or the Company, as applicable, may designate by written notice to you), shall be deemed in every respect effective service of process upon the Guarantor or the Company, as applicable, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor or the Company, as applicable, whether or not the Guarantor or the Company, as applicable, shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. Each of the Guarantor and the Company agrees to take all action as may be necessary to continue the designation and appointment of [-] or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

                                      VIII.

         Any payments to any Purchaser hereunder or to any holder (each Purchaser and holder is hereinafter referred to in this Article VIII as a "Payee") from time to time with respect to the Offered Securities and Guarantee shall be in United States dollars and shall be payable free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of France or any other jurisdiction from which such payments are made, or any territory or political subdivision thereof, unless such deduction or withholding is required by law ("Foreign Taxes"). If by operation of law or otherwise, Foreign Taxes are required to be deducted or withheld from any amounts payable to a Payee, the Company or the Guarantor, as the case may be, agrees to pay such additional amounts to each Payee (the "Additional Amounts") as may be necessary to ensure that the net amount actually received by the Payee, after deduction of any Foreign Taxes imposed with respect to the payment of such Additional Amounts, shall equal the amount the Payee would have received if Foreign Taxes had not been deducted or withheld from such payment; provided, however, that no Additional Amounts shall be so payable for or on account of: (i) any Foreign Taxes which would not have been imposed but for the fact that any Payee: (A) had a present or former personal or business connection with France or any other jurisdiction from which payments are made, or any territory or political subdivision thereof (a "Foreign Jurisdiction") other than the mere ownership of, or receipt of payment under, the Offered Securities; (B) presented such Offered Securities for payment in any Foreign Jurisdiction unless such Offered Securities could not have been presented for payment elsewhere; or (C) presented an Offered Security for payment more than fifteen (15) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or (iii) any Foreign Taxes which are payable otherwise than by withholding or deduction.

         The Company and the Guarantor, jointly and severally, agree to indemnity each Purchaser and each holder from time to time of Offered Securities against any loss incurred by any such Purchaser as holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Payee upon receipt of the Judgment Currency could have purchased United States dollars with the amount of Judgment Currency actually received by such Payee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

                                       IX.

         This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor's securities on either Euronext Paris or the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or France shall have been declared by either Federal, New York State or French authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States or the European Union shall have occurred or
(iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or the European Union is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

                                       X.

         If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser in connection with the Offered Securities.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       EXHIBIT A

                          OPINION OF GUARANTOR COUNSEL

         You shall have received on and as of the Closing Date an opinion or opinions of the General Counsel or Associate General Counsel of the Guarantor, or other counsel reasonably satisfactory to you, to the effect that:

         (1) Each of the Company and the Guarantor is validly existing as a societe anonyme under the laws of France and has all the requisite power and authority to execute, deliver and perform its obligations under the Offered Securities, the Purchase Agreement, the Indenture, and in the case of the Guarantor, the Guarantee.

         (2) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

         (3) The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (hereinafter called the "Trust Indenture Act").

         (4) The Offered Securities to be issued by the Company have been duly authorized and, when issued, delivered and authenticated as provided in the Indenture, will be duly and validly issued and will constitute legal, valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (5) Upon due execution, authentication and delivery of the Offered Securities, upon which the text of the Guarantee has been endorsed as contemplated in the Indenture, the Guarantee will constitute a valid and legally binding obligation of the Guarantor with respect to the Offered Securities, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor under the Federal laws of the United Sates, the laws of the State of New York and the laws of the Republic of France for the issuance, sale and delivery of the Offered Securities by the Company to the Purchasers have been obtained or made. Such counsel may state that it expresses no opinion with respect to the securities or Blue Sky laws of any State.

         (7) Neither the Company nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (8) Except for French timbres de dimension, the non-payment of which would not affect the validity or enforceability of the Offered Securities, the Guarantee, the Indenture or the Purchase Agreement, there are no stamp or other similar issuance or transfer taxes or duties imposed or payable in France or the United States or any political subdivision or taxing authority thereof or therein by or on behalf of the Purchasers in connection with (A) the issuance, sale and delivery of the Offered Securities to or for the account of the Reselling Purchasers in the manner contemplated in the Purchase Agreement or (B) the sale and delivery by the Reselling Purchasers of the Offered Securities to the purchasers thereof in connection with the distribution of the Offered Securities in the manner contemplated in the Purchase Agreement (provided such sale and delivery is not recorded or referred to in any manner whatsoever in a written document executed in France).

         (9) The choice of the law of the State of New York to govern the Purchase Agreement, the Indenture, the Offered Securities and the Guarantee is valid under the laws of the Republic of France, and a French court would uphold such choice of law in any proceedings on the Purchase Agreement, the Indenture, the Offered Securities and the Guarantee brought before it, provided that the relevant content of New York law is duly proved in any such proceedings and that the application of New York law (i) is not found to be contrary to mandatory provisions of the laws of any jurisdiction presenting a close connection with the transaction, which under the laws of such jurisdiction are applicable irrespective of the law governing the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee (lois de police), (ii) is not found to be contrary to a provision of French law whose application to the situation is found mandatory irrespective of the law governing the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee (lois de police) and (iii) is not found to be manifestly contrary to a provision of French public policy (ordre public).

         (10) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section VII of the Agreement and Section 114 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby.

         (11) Subject to the rules governing international litis pendens under French private international law, a final, conclusive and enforceable judgment obtained in the United States District Court for the Southern District of New York or any court from the State of New York under the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee and in respect of which the parties to such action either (i) have mutually agreed to submit to the jurisdiction of such court or
                  (ii) have waived their rights to the exclusive jurisdiction of the

                  French courts under article 15 of the French Civil code, would be capable of recognition and enforcement in France, without a review of the merits, by competent French courts (Exequatur) provided that the requirements imposed by case law for the enforcement of foreign judgments are satisfied, in particular that: (a) the courts of New York had jurisdiction over the matter in accordance with French private international law;
                  (b) the court that rendered the judgment applied the law that is applicable under French private international law; (c) the procedure followed by the court that rendered the judgment does not conflict with fundamental procedural rights applicable in France or with French international public policy (ordre public international francais); and (d) the judgment rendered by the foreign court does not conflict with French international public policy and is not tainted with fraud (fraude a la loi).

         (12) Such counsel shall also state that they have reviewed the Registration Statement and the Prospectus and participated in discussions with representatives of the Company and the Guarantor and the accountants for the Company and the Guarantor and representatives of the Purchasers and their counsel; and on the basis of the information that they gained in the course of the performance of such services, considered in the light of the experience they have gained through their practice in this field, such counsel shall confirm to the Purchasers that the Registration Statement, when it became effective, and the Prospectus appeared on their face to be appropriately responsive in all material respects relevant to the offering of the Offered Securities to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Securities and Exchange Commission thereunder; and nothing that has come to the attention of such counsel has caused them to believe that, insofar as relevant to the offering of the Offered Securities, the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus except for those made under the captions "Description of Debt Securities and Guarantee" and "Tax Considerations" in the Prospectus insofar as they relate to the provisions of documents or of French or United States federal tax law therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, or the Prospectus or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Designated Securities are being issued.

         (13) Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities or the Guarantee, nor the fulfilment of or compliance with the terms and provisions hereof or thereof by the Guarantor, will violate or result in a breach or a default under any of the terms of its statuts, or, to the best of such counsel's knowledge, any contract or instrument to which it is a party or by which it or its property is bound or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality to which it is subject or by which it or its property is bound, which violation, breach or default would have a material adverse effect on the condition (financial or otherwise) or operations of the Guarantor and its consolidated subsidiaries, taken as a whole, or its ability to perform its obligations under the Purchase Agreement, the Offered Securities, the Indenture or the Guarantee, or the validity of the Offered Securities.

         (14) To the best of such counsel's knowledge and except as disclosed in the Prospectus, there is no litigation or governmental proceeding pending, or to such counsel's knowledge threatened, against or affecting the Guarantor or any of its subsidiaries that would result in a material adverse change in the condition (financial or otherwise) or operations of the Guarantor and its consolidated subsidiaries, taken as a whole, or its ability to perform its obligations under the Purchase Agreement, the Offered Securities issued by the Company, the Indenture or the Guarantee.

                                                                       EXHIBIT B

                        OPINION OF COUNSEL TO THE COMPANY

         You shall have received on and as of the Closing Date an opinion of the General Counsel or Associate General Counsel of the Guarantor, or other counsel reasonably satisfactory to you, to the effect that:

1. Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities, nor the fulfilment of or compliance with the terms and provisions hereof or thereof by the Company, will violate or result in a breach or a default under any of the terms of its statuts, or, to the best of such counsel's knowledge, any contract or instrument to which it is a party or by which it or its property is bound or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality to which it is subject or by which it or its property is bound, which violation, breach or default would have a material adverse effect on its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities or the Indenture, or the validity of the Offered Securities.

2. To the best of such counsel's knowledge and except as disclosed in the Prospectus, there is no litigation or governmental proceeding pending, or to such counsel's knowledge threatened, against or affecting the Company or any of its subsidiaries that would result in a material adverse change in the condition (financial or otherwise) or operations of the Company and its consolidated subsidiaries, taken as a whole, or its ability to perform its obligations under the Purchase Agreement, the Offered Securities issued by the Company and the Indenture.

                                                                       EXHIBIT C

                         LETTER OF INDEPENDENT AUDITORS

         The letter of the independent auditors for the Guarantor, to be delivered pursuant to Article IV, paragraph (e) of the document entitled Purchase Agreement Standard Provisions (2003 Edition) (the "Standard Provisions") shall be to the effect that:

       (i) such auditors are independent public accountants with respect to the Guarantor within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the applicable published rules and regulations thereunder;

       (ii) in the opinion of such auditors, the consolidated financial statements and schedules included in the Annual Report on Form 20-F of the Guarantor most recently filed with the Securities and Exchange Commission (the "Annual Report") comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the published rules and regulations thereunder;

       (iii) nothing has come to the attention of such auditors, as a result of specified procedures not constituting an audit, that caused them to believe

              a. that the unaudited financial statements, if any, incorporated by reference into the Registration Statement, do not comply in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the applicable published rules and regulations thereunder, or that such financial statements are not stated on a basis substantially consistent with that of the audited financial statements referred to above,

              b. that, except as set forth in such letter or disclosed in the Registration Statement, there was any change in the share capital, long-term debt, consolidated non-current assets or shareholders' equity of the Guarantor from the date of the latest balance sheet included or incorporated by reference in the Registration Statement to a date not more than __ days from the date of such letter, or

              c. that, except as set forth in such letter or disclosed in the Registration Statement, there was any change in consolidated sales or in the total or per share amounts of consolidated net income of the Guarantor from the date of the latest income statement included or incorporated by reference in the Registration Statement to a date not more than __ days from the date of such letter.

                          [FORM OF PURCHASE AGREEMENT]

                               PURCHASE AGREEMENT

                                                                       [-], 2003

Total Fina Elf Capital
2, place de la Coupole
92078 Paris La Defense Cedex
France

Total Fina Elf S.A.
2, place de la Coupole
92078 Paris La Defense Cedex
France

Ladies and Gentlemen:

         The underwriter(s) named below (such underwriter(s) being herein called the "Reselling Purchaser(s)") understand(s) that TotalFinaElf Capital (the "Company") proposes to issue and sell $[-] aggregate principal amount of [-]% Notes due [-], [-] (the "Offered Securities"), guaranteed by Total Fina Elf S.A. (the "Guarantor"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and the Reselling Purchaser(s) agree(s) to purchase, the aggregate principal amount of the Offered Securities set forth opposite its name below at [-]% of their principal amount and accrued interest, if any, from [-], 2003 to the date of payment and delivery:

                                                    PRINCIPAL AMOUNT OF
                                                        FIXED RATE
        RESELLING PURCHASER                               NOTES
        -------------------                         -------------------
[Underwriter(s)] ..................                         $[-]

         The Reselling Purchaser(s) will pay for such Offered Securities upon delivery thereof at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004 or through the facilities of The Depository Trust Company at 10:00 A.M. (New York time) on [-], 2003 (the "Closing Date"), or at such other time as shall be agreed upon between us.

         The Offered Securities shall have the following additional terms(1):

         Maturity:

         Interest Rate:

         Interest Payment Dates:

         Regular Record Dates for Interest:

         Sinking Fund:

         CUSIP Number:

         Each Reselling Purchaser agrees to comply with the following selling restrictions:

         (a) It agrees that it has not offered or sold and will not offer or sell, directly or indirectly, the Offered Securities to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Prospectus or any other offering material relating to the Offered Securities, and that such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) and/or (ii) a restricted group of investors (cercle restreint d'investisseurs) all as defined in, and in accordance with, Articles L.411-1 and L.411-2 of the French Code monetaire et financier and decret no. 98-880 dated October 1, 1998.

         (b)(i) It has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

         [Add other selling restrictions, if appropriate.]

----------------------
(1) These terms assume that the Offered Securities will be fixed rate notes.

         All the provisions contained in the document entitled TotalFinaElf Capital Purchase Agreement Standard Provisions (2003 Edition) attached hereto are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

         IN WITNESS WHEREOF, the parties hereto have, by duly authorized directors, officers or attorneys-in-fact, executed this Agreement as of the date first above written.

                                                     TOTALFINAELF CAPITAL

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                     TOTAL FINA ELF S.A.

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                     [UNDERWRITER(S)]
                                                     ___________________________
                                                     [Underwriter(s)]